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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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The Allstate Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE ALLSTATE CORPORATION
 2775 Sanders Road
Northbrook, Illinois 60062-6127

March 25, 2005

Notice of 2005 Annual Meeting and Proxy Statement

Dear Stockholder:

        You are invited to attend Allstate's 2005 annual meeting of stockholders to be held on Tuesday, May 17, 2005. The meeting will be held at 11 a.m. in the 8th floor Auditorium of Harris Trust and Savings Bank, at 115 South LaSalle, Chicago, Illinois.

        We encourage you to review the notice of annual meeting, proxy statement, financial statements and management's discussion and analysis provided in this booklet to learn more about your company.

        As always, your vote is important. I encourage you to vote as soon as possible, either by telephone, Internet or mail. Please use one of these methods to vote before the meeting even if you plan to attend the meeting.

Sincerely,

Edward M. Liddy Chairman, President and Chief Executive Officer

THE ALLSTATE CORPORATION
 2775 Sanders Road
Northbrook, Illinois 60062-6127

March 25, 2005

Notice of 2005 Annual Meeting of Stockholders

        The annual meeting of stockholders of The Allstate Corporation ("Allstate" or the "Company") will be held in the 8th floor Auditorium of Harris Trust and Savings Bank located at 115 South LaSalle, Chicago, Illinois on Tuesday, May 17, 2005, at 11 a.m. for the following purposes:

  1.
  To elect to the Board of Directors twelve directors to serve until the 2006 annual meeting

  2.
  To ratify the appointment of Deloitte & Touche LLP as Allstate's independent public accountants for 2005

  3.
  To consider one stockholder proposal, if properly presented.

        In addition, any other business properly presented may be acted upon at the meeting.

        Please note that space limitations make it necessary to limit attendance to the stockholder and one guest. Admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 9:45 a.m. Each stockholder may be asked to present picture identification. Stockholders holding Allstate stock through a bank, brokerage or other nominee account are asked to bring their account statement showing ownership as of the record date, March 18, 2005. Cameras, recording devices or other electronic devices will not be allowed in the meeting.

        Allstate began mailing this annual report, proxy statement, proxy cards and/or voting instruction forms to its stockholders and to participants in its profit sharing fund on March 25, 2005.

By Order of the Board,

Robert W. Pike Secretary

Proxy and Voting Information

Who is asking for your vote and why

        The annual meeting will be held only if there is a quorum, which means that a majority of the outstanding common stock entitled to vote is represented at the meeting by proxy or in person. If you vote before the meeting or if you attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. To ensure that there will be a quorum, the Allstate Board of Directors is requesting that you vote before the meeting and allow your Allstate stock to be represented at the annual meeting by the proxies named on the enclosed proxy card/voting instruction form. Voting before the meeting will not prevent you from voting in person at the meeting. If you vote in person at the meeting, your previous vote will be automatically revoked.

Who can vote

        You are entitled to vote if you were a stockholder of record at the close of business on March 18, 2005. On March 18, 2005, there were 673,684,080 Allstate common shares outstanding and entitled to vote at the annual meeting.

How to vote

        If you hold your shares in your own name as a record holder, you may instruct the proxies how to vote your shares in any of the following ways:

    •
    By using the toll-free telephone number printed on the proxy card/voting instruction form

    •
    By using the Internet voting site and instructions listed on the proxy card/voting instruction form

    •
    By signing and dating the proxy card/voting instruction form and mailing it in the enclosed postage-paid envelope, or by returning it to The Allstate Corporation, c/o ADP, 51 Mercedes Way, Edgewood, N.Y. 11717

        You may vote by telephone or Internet 24 hours a day, seven days a week. If you vote using the Internet, such votes are valid under Delaware law.

        If you hold your shares through a bank, broker, or other record holder, you may vote your shares by following the instructions they have provided.

How votes are counted and discretionary voting authority of proxies

        When you vote you may direct the proxies to withhold your votes from particular director nominees. With respect to each of the other items, you may vote "for" or "against," or you may "abstain" from voting. If you do not indicate how your shares should be voted on a matter, the shares represented by your signed proxy card/voting instruction form will be voted as the Board of Directors recommends.

        The twelve nominees who receive the most votes will be elected to the open directorships even if they get less than a majority of the votes. For any other item to be ratified or approved, a majority of the shares present at the meeting and entitled to vote on the item must be voted in favor of it.

        Abstention with respect to items 2 and 3 will be counted as shares present at the meeting and will have the effect of a vote against the matter. Broker non-votes (that is, if the broker holding your shares in street name does not vote or does not have the authority to vote with respect to a matter) and shares as to which proxy authority is withheld will not be counted as shares entitled to vote on the matter and will have no effect on the outcome of the vote.

        If you use the telephone, the Internet, or the proxy card/voting instruction form to allow your shares to be represented at the annual meeting by the proxies but you do not give voting instructions, then the proxies will vote your shares on the matters set forth in this proxy statement as follows:

    •
    For all of the nominees for director listed in this proxy statement

    •
    For the ratification of the appointment of Deloitte & Touche LLP as Allstate's independent public accountants for 2005

    •
    Against the stockholder proposal for cumulative voting in elections of directors

How to change your vote

        Before your shares have been voted at the annual meeting by the proxies, you may change or revoke your vote in the following ways:

    •
    Voting again by telephone, by Internet or in writing

    •
    Attending the meeting and voting your shares in person

        Unless you attend the meeting and vote your shares in person, you should use the same method as when you first voted—telephone, Internet or writing. That way, the inspectors of election will be able to identify your latest vote.

Confidentiality

        All proxies, ballots and tabulations that identify the vote of a particular stockholder are kept confidential, except as necessary to allow the inspector of election to certify the voting results or to meet certain legal requirements. A representative of IVS Associates, Inc. will act as the inspector of election and will count the votes. The representative is independent of Allstate and its directors, officers and employees.

        Comments written on proxy cards, voting instruction forms or ballots may be provided to the Secretary of Allstate with the name and address of the stockholder. The comments will be provided without reference to the vote of the stockholder, unless the vote is mentioned in the comment or unless disclosure of the vote is necessary to understand the comment. At Allstate's request, the tabulation agent may provide Allstate with a list of stockholders who have not voted and periodic status reports on the aggregate vote. These status reports may include breakdowns of vote totals by different types of stockholders, as long as Allstate is not able to determine how a particular stockholder voted.

Profit Sharing Fund Participants

        If you hold Allstate common shares through The Savings and Profit Sharing Fund of Allstate Employees, your proxy card/voting instruction form for those shares will instruct the profit sharing fund trustee how to vote those shares. If you are an employee who received your annual meeting materials electronically, and you hold Allstate common shares both through the profit sharing fund and also directly as a registered shareholder, the voting instructions you provide electronically on the proxy card/voting instruction form will be applied to both your profit sharing fund shares and your registered shares. If you return a signed proxy card/voting instruction form or vote by telephone or the Internet on a timely basis, the trustee shall vote as instructed for all Allstate common shares allocated to your profit sharing fund account unless to do so would be inconsistent with the trustee's duties.

        If your voting instructions are not received on a timely basis for the shares allocated to your profit sharing fund account, those shares will be considered "unvoted." If you return a signed proxy card/voting instruction form but do not indicate how your shares should be voted on a matter, the shares represented by your signed proxy card/voting instruction form will be voted as the Board of Directors recommends.

The trustee will vote all unvoted shares and all unallocated shares held by the profit sharing fund as follows:

    •
    If the trustee receives instructions (through voting instruction forms or through telephonic or Internet instruction) on a timely basis for at least 50% of the votable allocated shares in the profit sharing fund, then it will vote all unvoted shares and unallocated shares in the same proportion and in the same manner as the shares for which timely instructions have been received, unless to do so would be inconsistent with the trustee's duties.

    •
    If the trustee receives instructions for less than 50% of the votable shares, the trustee shall vote all unvoted and unallocated shares in its sole discretion. However, the trustee will not use its discretionary authority to vote on adjournment of the meeting in order to solicit further proxies.

        Profit sharing fund votes receive the same level of confidentiality as all other votes. You may not vote the shares allocated to your profit sharing fund account by attending the meeting and voting in person. You must instruct The Northern Trust Company, as trustee for the profit sharing fund, on how you want your profit sharing fund shares voted.

If You Receive More Than One Proxy Card/Voting Instruction Form

        If you receive more than one proxy card/voting instruction form, your shares are probably registered in more than one account or you may hold shares both as a registered stockholder and through The Savings and Profit Sharing Fund of Allstate Employees. You should vote each proxy card/voting instruction form you receive.

Annual Report and Proxy Statement Delivery

        Allstate has adopted the "householding" procedure approved by the Securities and Exchange Commission that allows us to deliver one proxy statement and annual report to a household of stockholders instead of delivering a set of documents to each stockholder in the household. This procedure is more cost effective because it reduces the number of materials to be printed and mailed. Stockholders who share the same last name and address, or where shares are held through the same nominee or record holder (for example, when you have multiple accounts at the same brokerage firm), will receive one proxy statement and annual report per address unless we receive, or have received, contrary instructions. Stockholders will continue to receive separate proxy cards/voting instruction forms to vote their shares.

        If you would like to receive a separate copy of the proxy statement and annual report for this year, please write or call us at the following address or phone number: Investor Relations, The Allstate Corporation, 3075 Sanders Road, Suite G2C, Northbrook, IL 60062-7127, (800) 416-8803. Upon receipt of your request, we will promptly deliver the requested materials to you.

        If you and other Allstate stockholders of record with whom you share an address currently receive multiple sets of the proxy statement and annual report, and you would like to receive only a single copy of each in the future, please contact ADP by calling (800) 542-1061 or by writing to ADP Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you hold your shares in street name (that is, through a bank, brokerage account or other record holder), please contact your bank, broker or other record holder to request information about householding.

        You may also revoke your consent to householding by contacting ADP at the phone number and address listed above. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Corporate Governance Practices

        Allstate has strong corporate governance practices. It firmly believes that the Company's continued commitment to corporate governance best practices is critical to its goal of driving sustained shareholder value.

Code of Ethics

        Allstate is committed to operating its business with honesty and integrity and maintaining the highest level of ethical conduct. These absolute values of the Company are embodied in its Code of Ethics and require that every customer, employee and member of the public be treated accordingly. Allstate's Code of Ethics applies to all employees, including the Chief Executive Officer, the Chief Financial Officer, the Controller, other senior financial and executive officers as well as the Board of Directors. The Code is available on the Corporate Governance portion of the Company's website, allstate.com, and is also available in print upon request made to the office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite F-8, Northbrook, Illinois 60062-6127.

Determinations of Independence of Nominees for Election

        The Board of Directors has determined that each nominee for election, with the exception of Mr. Liddy in his capacity as Chief Executive Officer, is independent according to applicable law, the listing standards of the New York Stock Exchange and the Director Independence Standards adopted by the Board of Directors and posted on the Corporate Governance portion of the Company's website, allstate.com. The Board determined that the following categories of relationships with the Company are among those that would not be considered to interfere with the director's exercise of independent judgment and would not, to the extent consistent with applicable law or regulation and Section 3 of Allstate's Corporate Governance Guidelines, disqualify a director or nominee from being considered independent.

  Categorical Standards of Independence

  •
  Ownership of less than 5% (i) of the outstanding common stock of The Allstate Corporation or (ii) of any other securities issued by the Allstate Group*;

  •
  Relationship arising from the ownership by the director, or any entity in which the director is an employee, director, partner, shareholder or officer, of an interest in any standard-form insurance policy or other financial product offered by the Allstate Group;

  •
  Relationship as an employee, director, partner, shareholder or officer of a company that provides services as a common contract carrier (including any airline) or public utility at rates or charges fixed in conformity with law or governmental authority or negotiated at arm's length;

  •
  Relationship as an employee, director, partner, shareholder or officer of a company (i) that provides goods, property or services to the Allstate Group or (ii) to which the Allstate Group provides goods, property or services, all in the ordinary course of business, where the aggregate payments made by the Allstate Group do not exceed 2% of the other company's consolidated gross revenues for its last fiscal year and the aggregate payments received by the Allstate Group do not exceed 2% of The Allstate Corporation's consolidated gross revenues for its last fiscal year;

  •
  Relationship as employee, director, partner, shareholder or officer of a firm, including an agency, broker, bank or other financial services company, that distributes products of the Allstate Group in the ordinary course of its business, provided that the aggregate annual commissions and other fees paid by the Allstate Group to the firm do not exceed 2% of such firm's consolidated gross revenues for its last fiscal year;

*
In the Director Independence Standards, the term "Allstate Group" refers to The Allstate Corporation and its consolidated subsidiaries.

    •
    Relationship as an employee, director, officer or trustee of a charitable entity to which the aggregate amount of charitable contributions made by the Allstate Group and The Allstate Foundation in any of the last three fiscal years of the charitable entity were less than the greater of $1 million or 2% of such entity's consolidated gross revenues for such year; and

    •
    Relationship as an employee, director, partner, shareholder or officer of a company (i) in which the Allstate Group makes investments or (ii) which invests in securities issued by the Allstate Group or securities backed by any product issued by the Allstate Group, all in the ordinary course of such entity's investment business and on terms and under circumstances similar to those available to or from entities unaffiliated with such director or nominee.

Board Structure, Meetings and Board Committees

        The Board has 12 directors and three committees. The following table identifies each committee, its members and the number of meetings held during 2004. Each committee operates under a written charter that has been approved by the Board and that is available on the Corporate Governance portion of the Company's website, allstate.com. As stated above, the Board has determined that all members of each of the committees are "independent" within the meaning of applicable laws, the listing standards of the New York Stock Exchange and the Director Independence Standards. A summary of each committee's functions and responsibilities follows the table.

        The Board held six meetings during 2004. Each incumbent director attended at least 75% of the Board meetings and meetings of committees of which he or she was a member. Attendance at Board and committee meetings during 2004 averaged 98% for incumbent directors as a group.

Director	Audit	Compensation and Succession	Nominating and Governance
F. Duane Ackerman	X	X
James G. Andress	X*		X
Edward A. Brennan		X	X*
W. James Farrell		X	X
Jack M. Greenberg	X	X
Ronald T. LeMay	X	X
Edward M. Liddy
J. Christopher Reyes	X		X
H. John Riley, Jr.		X*	X
Joshua I. Smith	X		X
Judith A. Sprieser	X		X
Mary Alice Taylor	X	X
Number of Meetings in 2004	8	5	4
* Committee Chair

Executive Sessions of the Board

        The independent directors meet in executive session regularly without management. When independent directors meet in executive session, the leader is determined by the subject matter of the session. If the subject is within the scope of authority of one of the standing committees, the chair of that committee leads the executive session. Otherwise, directors who are not committee chairs are appointed on a rotating basis to lead the executive session. The Board believes this practice provides for leadership at all executive sessions without the need to designate a single lead director and it also provides an opportunity for each director to assume the role of lead director over time.

Board Committees

  Audit Committee

        Allstate's Board of Directors has established an audit committee in accordance with the requirements of Section 3(a)(58)(A) of the Securities Exchange Act of 1934. As shown above, the Audit Committee is chaired by Mr. Andress and includes Messrs. Ackerman, Greenberg, LeMay, Reyes and Smith, Ms. Sprieser and Ms. Taylor. The Board has determined that each of Mr. Andress, Mr. Greenberg and Ms. Sprieser is qualified as an audit committee financial expert, as defined in Regulation S-K, Item 401(h) under the Securities Exchange Act of 1934 and each is independent under the listing standards of the New York Stock Exchange. Ms. Taylor currently serves on the audit committees of more than three public companies. The Board has determined, in light of Ms. Taylor's demonstrated exemplary attendance and active contributions to Allstate's Audit Committee, and her status as retired from active management positions, that this simultaneous service does not impair her ability to function as a member of the Audit Committee.

        The Audit Committee is responsible for, among other things, the selection, appointment and oversight of the independent public accountants, including their compensation. The Audit Committee reviews Allstate's annual audited and quarterly financial statements and recommends to the Board of Directors whether the audited financial statements should be included in Form 10-K and in the annual report to stockholders. In connection therewith, the Audit Committee examines Allstate's accounting and auditing principles and practices affecting the financial statements, and discusses with its independent auditors those matters required to be discussed in accordance with the Public Company Accounting Oversight Board's generally accepted auditing standards, including the requirements under Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) and Securities and Exchange Commission Rule 2-07 of Regulation S-X and other matters as it deems appropriate. The Audit Committee also reviews the scope of the audits conducted by the independent public accountants and the internal auditors as well as the qualifications, independence and performance of the independent public accountants. The Audit Committee is responsible for the review and approval of Allstate's Code of Ethics as well as the adoption of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters. The Audit Committee conducts independent inquiries when deemed necessary by the Committee to discharge its duties. The Audit Committee has the authority to retain independent outside counsel, accountants and other advisers to assist it in the conduct of its business. The Audit Committee also conducts an annual review of its performance and its charter.

        The Audit Committee provides functional oversight to Allstate's Internal Audit Department. The Internal Audit Department provides independent and objective assurance and consulting services that are used to assure a systemic, disciplined approach to the evaluation and improvement of effective risk management, control and governance processes.

        The Audit Committee charter is available on the Corporate Governance portion of the Company's website, allstate.com. The Audit Committee Report is included herein on page 33.

  Compensation and Succession Committee

        The Compensation and Succession Committee is chaired by Mr. Riley and includes Messrs. Ackerman, Brennan, Farrell, Greenberg, LeMay, and Ms. Taylor. The Compensation and Succession Committee is responsible for Allstate's executive compensation program including among other things, recommending executive officer salaries and compensation packages; equity incentives and other executive benefit plans; and oversight responsibility for the Company's salary administration program for elected officers. In addition, the Compensation and Succession Committee annually reviews the management organization and succession plans for Allstate, including each of its significant operating subsidiaries, and recommends nominees for certain officer positions. The Compensation and Succession Committee advises the Board on the proxy statement for the annual meeting and provides the annual report on executive compensation. The Compensation and Succession Committee conducts an annual review of its performance and its charter. The Compensation and Succession Committee may retain independent compensation consultants as needed in furtherance of its duties. The Compensation and Succession Committee charter is available on the Corporate Governance portion of the Company's website, allstate.com. The Compensation and Succession Committee's Report is included herein beginning on page 22.

  Nominating and Governance Committee

        The Nominating and Governance Committee is chaired by Mr. Brennan, and includes Messrs. Andress, Farrell, Reyes, Riley and Smith, and Ms. Sprieser. All members of the Nominating and Governance Committee are independent under the listing standards of the New York Stock Exchange. The Nominating and Governance Committee is responsible for the identification and recommendation of nominees for election to the Board, as described in the Nomination Process for Election to the Board of Directors section below. In connection with its selection process, the Nominating and Governance Committee is responsible for recommending appropriate criteria and independence standards for adoption by the Board. The Nominating and Governance Committee is responsible for making recommendations with respect to the periodic review of the performance of the Chairman and Chief Executive Officer as well as succession planning for the Board of Directors, including recommending nominees for election as Chairman and Chief Executive Officer. The Nominating and Governance Committee advises and makes recommendations to the Board on matters of corporate governance including periodic reviews of the Company's Corporate Governance Guidelines, which are posted on the Corporate Governance portion of the Company's website, allstate.com. The Nominating and Governance Committee determines the criteria to be used for the assessment of the Board's performance and oversees the assessment of the Board. The Committee also administers non-employee director compensation. The Committee may retain independent consultants as needed to assist it with its responsibilities. The Committee also conducts an annual review of its performance and its committee charter. The Nominating and Governance Committee charter is available on the Corporate Governance portion of the Company's website, allstate.com.

Nomination Process for Election to the Board of Directors

        The Nominating and Governance Committee has responsibility for assessing the need for new Board members to address specific requirements or to fill a vacancy. The Nominating and Governance Committee initiates a search for a new candidate seeking input from the Chairman and other Board members. The Nominating and Governance Committee may also retain a third party search firm if necessary to identify potential candidates for election. Nominees recommended by shareholders are considered by the Nominating and Governance Committee in the same manner as all other candidates. All candidates must meet the Board's Guidelines for Selection of Nominees for the Board of Directors, the Company's Corporate Governance Guidelines and the Director Independence Standards, each of which are posted on the Corporate Governance portion of the Company's website, allstate.com. Candidates who meet the specific requirements and otherwise qualify for membership on the Board are identified and contacts are initiated with preferred candidates. The full Board is kept apprised of the Committee's progress with its evaluations. The Nominating and Governance Committee meets to consider and approve final candidates who are then presented to the Board for endorsement and approval. The invitation to join the Board may be extended by the full Board, the Committee chairperson or the Chairman of the Board. The Board is ultimately responsible for naming the nominees for election.

        Shareholders may propose candidates to the Nominating and Governance Committee for its consideration at any time of the year by writing to the office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite F-8, Northbrook, Illinois 60062-6127.

        Shareholders may also propose nominees at the annual meeting of shareholders, if adequate advance notice as defined in Allstate's bylaws is provided to the Secretary. Under the bylaws, if a shareholder wishes to nominate a candidate at the 2006 annual meeting of stockholders, he or she must provide advance notice to Allstate that must be received between January 17, 2006 and February 16, 2006. The notice must be sent to the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite F-8, Northbrook, Illinois 60062-6127 and must contain the name, age, principal occupation, business and residence address of the proposed nominee, as well as the number of shares of Allstate stock beneficially owned by the nominee. The notice must also contain the name, address and number of shares of Allstate stock beneficially owned by the stockholder proposing to make the nomination. A copy of these bylaw provisions is available from the Secretary of Allstate upon request or can be accessed on the Corporate Governance portion of Allstate's website, allstate.com.

Shareholder Communications with the Board

        The Board has established a process to facilitate communications by shareholders and other security holders with its members as a group. Under the process, shareholders may send written communications by mail or by e-mail to the Board. Communications received will be processed under the direction of the General Counsel. The General Counsel reports regularly to the Nominating and Governance Committee on all shareholder correspondence received that, in his opinion, involves functions of the Board or its Committees or that he otherwise determines requires their attention. The shareholder communication process was approved by a majority of the Board's independent directors and is posted on the Corporate Governance portion of the Company's website, allstate.com.

Board Attendance Policy

        It is expected that Allstate Board members make every effort to attend all meetings of the Board and committees and actively participate in the discussion of the matters before them. It is also expected that Board members make every effort to attend the annual meeting of stockholders. All of the incumbent directors attended the annual meeting of stockholders in 2004.

Policy on Rights Plans

        In 2003, the Board accepted the Nominating and Governance Committee's recommendation to terminate the Rights Agreement previously adopted in 1999. The Board also adopted the following policy:

  The Board shall obtain shareholder approval prior to adopting any shareholder rights plan; provided, however, that the Board may act on its own to adopt a shareholder rights plan if, under the then current circumstances, in the reasonable business judgment of the independent directors, the fiduciary duties of the Board would require it to adopt a rights plan without prior shareholder approval. The retention of any rights plan so adopted by the Board will be submitted to a vote of shareholders as a separate ballot item at the next subsequent annual meeting of Allstate shareholders and, if not approved, such rights plan will expire within one year after such meeting.

This policy is part of Allstate's Corporate Governance Guidelines which are posted on the Corporate Governance portion of Allstate's website, allstate.com.

Allstate Charitable Contributions

        Each year, The Allstate Foundation donates millions of dollars to support many deserving organizations that serve our communities. The Nominating and Governance Committee reviews all charitable donations and other relationships with any director-affiliated organization to ensure that any and all transactions with director-affiliated charitable organizations are appropriate and raise no issues of independence. No charitable contributions were made to any director-affiliated organization that exceeded the greater of $1 million or 2% of the charitable organization's consolidated gross revenues for any of the previous three fiscal years.

Compensation Committee Interlocks and Insider Participation

        During 2004, the Compensation and Succession Committee consisted of Mr. Riley, Chairman, Messrs. Ackerman, Brennan, Farrell, Greenberg, LeMay and Ms. Taylor. None is a current or former officer or employee of Allstate or any of its subsidiaries. There were no committee interlocks with other companies in 2004 within the meaning of the Securities and Exchange Commission's proxy rules.

Directors' Compensation and Benefits

        The following details the compensation and benefits provided in 2004 to directors who are not employees of Allstate or its affiliates ("non-employee directors").

Non-Employee Directors' Compensation and Benefits

	Cash Compensation	Equity Based Compensation
	Annual Retainer Fee(a)	Grant of Restricted Stock Units(b)	Stock Option for Allstate Shares(c)
Board Membership	$40,000	2,000	4,000
Committee Chairperson:	$10,000
Committee Members:	–0–

  (a)
  Under the Equity Incentive Plan for Non-Employee Directors as amended and restated on November 9, 2004, directors may elect to receive Allstate common stock in lieu of cash compensation. In addition, under Allstate's Deferred Compensation Plan for Non-Employee Directors, directors may elect to defer directors' fees to an account that generates earnings based on: 1) the market value of and dividends on Allstate's common shares ("common share equivalents"); 2) the average interest rate payable on 90-day dealer commercial paper; 3) Standard & Poor's 500 Composite Stock Price Index (with dividends reinvested); or 4) a money market fund. No director has voting or investment powers in common share equivalents, which are payable solely in cash. Subject to certain restrictions, amounts deferred under the Plan (together with earnings thereon) may be transferred between accounts and are distributed in a lump sum or over a period not in excess of ten years.

  (b)
  In November 2004, upon the recommendation of the Nominating and Governance Committee, the Board of Directors amended the Equity Incentive Plan for Non-Employee Directors to provide for an annual grant on December 1st of 2,000 fully vested Restricted Stock Units ("RSU") instead of an annual grant of common stock beginning with the December 1, 2004 grant. Each annual RSU grant provides for delivery of the underlying common shares of Allstate upon the earlier of (i) the date of the director's death or disability and (ii) one year after the date on which the director no longer serves as a director of Allstate. The director shall have only the rights of a general unsecured creditor of Allstate and shall have no rights as a shareholder with respect to the RSUs. Each RSU includes a dividend equivalent right that entitles the director to receive a cash payment equal to dividends paid on Allstate's common stock. Directors who are elected to the Board between annual shareholder meetings are granted a pro-rated number of fully vested RSUs on June 1st following the date of the director's initial election.

  (c)
  Granted each June 1st at exercise prices equal to 100% of fair market value on the date of grant. (The fair market value on June 1, 2004 was $43.98.) Directors who are elected to the Board between annual shareholder meetings are granted an option for a pro-rated number of shares on the date of their election at an exercise price equal to 100% of value on the date of their election. Options granted before June 1, 2004 became exercisable in three substantially equal annual installments, expire ten years after grant, and have a "reload" feature. Options granted on and after June 1, 2004 contain all of the same terms except they no longer provide for the grant of a reload option upon exercise. Upon mandatory retirement pursuant to the policies of the Board, the unvested portions of any outstanding options fully vest. The options permit the option holder to exchange shares owned or have option shares withheld to satisfy all or part of the exercise price. The vested portion of options may be transferred to any immediate family member, to a trust for the benefit of the director or immediate family members, or to a family limited partnership.

In connection with attending the annual off-site Board and committee meetings, the directors were invited to include their spouses. The directors, and spouses who attended, were provided with small commemorative gifts. The actual value and cost to the Company for the gifts provided in 2004 did not exceed $100 to each director and spouse. In addition, the largest actual cost of personal benefits provided for spousal travel was approximately $2,200.00. The offsite meetings and related special social gatherings provide directors with an opportunity to learn more about fellow Board members and Allstate executive officers, thus enhancing the cohesiveness and collegiality of the Board and senior management members. This extended meeting also provides an opportunity for Board access to senior management in accordance with the Corporate Governance Guidelines and for succession planning evaluation.

Items to Be Voted On

Item 1
Election of Directors

        Each nominee was previously elected by the stockholders at Allstate's Annual Meeting on May 18, 2004, and has served continuously since then. The terms of all directors will expire at this annual meeting in May 2005. The Board of Directors expects all nominees named in this proxy statement to be available for election. If any nominee is not available, then the proxies may vote for a substitute.

        Consistent with evolving trends in corporate governance, while Mr. Liddy intends to complete his current terms as a director of The Goldman Sachs Group, Inc., The Kroger Co. and 3M, he will not seek re-election from at least one of these boards when his current and respective terms expire in 2006. In addition, Mr. Farrell has announced his intention to relinquish his role as Chief Executive Officer of Illinois Tool Works Inc. later this year, and retire as its Chairman in May 2006.

        Information as to each nominee follows. Unless otherwise indicated, each nominee has served for at least five years in the business position currently or most recently held.

F. Duane Ackerman (Age 62) Director since 1999 Chairman, President and Chief Executive Officer since 1998 of BellSouth Corporation, a communications services company.

James G. Andress (Age 66)
 Director since 1993

Chairman and Chief Executive Officer of Warner Chilcott PLC, a pharmaceutical company, from February 1997 until his retirement in January 2000. Mr. Andress is also a director of Dade Behring, Inc., Sepracor, Inc. and Xoma Corporation.

Edward A. Brennan (Age 71)
 Director since 1993

Former Executive Chairman of AMR Corporation, parent company of American Airlines, from April 2003 until May 2004. Mr. Brennan was Chairman of the Board, President and Chief Executive Officer of Sears, Roebuck and Co. from January 1986 until his retirement in August 1995. Mr. Brennan is also a director of AMR Corporation, Exelon Corporation, McDonald's Corporation, Morgan Stanley and 3M Company.

W. James Farrell (Age 62)
 Director since 1999

Chairman since May 1996 and Chief Executive Officer since September 1995 of Illinois Tool Works Inc., a manufacturer of highly engineered fasteners, components, assemblies and systems. He is also a director of the Federal Reserve Bank of Chicago, Kraft Foods Inc., Sears, Roebuck and Co. and UAL Corporation.

Jack M. Greenberg (Age 62)
 Director since 2002

Chairman and Chief Executive Officer of McDonald's Corporation from May 1999 until his retirement on December 31, 2002. Mr. Greenberg is also a director of Abbott Laboratories, First Data Corporation, Hasbro, Inc. and Manpower, Inc.

Ronald T. LeMay (Age 59)
 Director since 1999

Industrial Partner of Ripplewood Holdings, a private equity company, since November 2003. Prior to that, Mr. LeMay served as Representative Executive Officer from November 2003 until August 2004 and Interim President from November 2003 until February 2004 of Japan Telecom Co., Ltd., a telecommunications company and a Ripplewood Holdings portfolio company. Mr. LeMay previously served as President and Chief Operating Officer of Sprint Corporation from October 1997 until April 2003. He is also a director of Ceridian Corporation and Imation Corporation.

Edward M. Liddy (Age 59)
 Director since 1999

Chairman, President and Chief Executive Officer of Allstate since January 1999. Mr. Liddy is also a director of The Goldman Sachs Group, Inc., The Kroger Co. and 3M Company.

J. Christopher Reyes (Age 51)
 Director since 2002

Chairman since January 1998 of Reyes Holdings, L.L.C. and its affiliates, a privately held food and beverage distributor. Mr. Reyes is also a director of Fortune Brands, Inc., Tribune Company and Wintrust Financial Corporation.

H. John Riley, Jr. (Age 64)
 Director since 1998

Chairman and Chief Executive Officer since April 1996 of Cooper Industries Ltd., a diversified manufacturer of electrical products and tools and hardware. Mr. Riley previously served as Chairman, President and Chief Executive Officer of Cooper Industries Ltd., from April 1996 until August 2004. He is also a director of Baker Hughes Inc.

Joshua I. Smith (Age 64)
 Director since 1997

Chairman and Managing Partner since 1999 of The Coaching Group, a management consulting firm. As part of the consulting business of The Coaching Group, Mr. Smith was Vice Chairman and Chief Development Officer of iGate, Inc., a manufacturer of broadband convergence products for communications companies from June 2000 through April 2001. Previously, Mr. Smith had been Chairman and Chief Executive Officer of The MAXIMA Corporation, a provider of technology systems support services, from 1978 until 2000. He is also a director of Caterpillar, Inc. and Federal Express Corporation.

Judith A. Sprieser (Age 51)
 Director since 1999

Chief Executive Officer since September 2000 of Transora, a technology software and services company. Ms. Sprieser was Executive Vice President of Sara Lee Corporation from 1998 until 2000 and also served as its Chief Financial Officer from 1994 to 1998. She is also a director of Kohl's Corporation, Reckitt Benckiser, Transora and USG Corporation.

Mary Alice Taylor (Age 55)
 Director since 2000

Ms. Taylor is currently an independent business executive. From July 2001 to December 2001, Ms. Taylor accepted a temporary assignment with Webvan Group, Inc., an Internet e-commerce company. Prior to that, Ms. Taylor was Chairman and Chief Executive Officer of HomeGrocer.com, from September 1999 until October 2000. She is also a director of Autodesk, Inc., Blue Nile, Inc. and Sabre Holdings Corporation.

Item 2
Ratification of Appointment of Independent Public Accountants

        The Audit Committee of the Board of Directors has recommended the selection and appointment of Deloitte & Touche LLP as Allstate's independent public accountants for 2005. The Board has approved the Audit Committee's recommendation. While not required, the Board is submitting the selection of Deloitte & Touche LLP upon the Audit Committee's recommendation, to the stockholders for ratification consistent with its long-standing prior practice. If the selection is not ratified by the stockholders, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent public accountant at any time during the year if the Committee determines a change would be in the best interests of Allstate and the stockholders.

        The Audit Committee has adopted a Policy Regarding Pre-Approval of Independent Auditors' Services. The Policy is attached as Appendix A to this Notice of Annual Meeting and Proxy Statement. One hundred percent of the services provided by Deloitte & Touche LLP in 2004 and 2003 were pre-approved by the Audit Committee.

        The following fees have been, or are anticipated to be, billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for professional services rendered to Allstate for the fiscal years ending December 31, 2004 and December 31, 2003.

	2004	2003
Audit Fees(1)	$8,225,071	$8,094,315
Audit Related Fees(2)	$ 579,653	$ 619,315
Tax Fees(3)	$ 108,175	$ 145,189
All Other Fees(4)	$—	$ 297,086

Total Fees	$8,912,899	$9,155,905

(1)
Fees for audits of annual financial statements, reviews of quarterly financial statements, statutory audits, attest services, comfort letters, consents and review of documents filed with the Securities and Exchange Commission.

(2)
Audit Related Fees relate to professional services such as accounting consultations relating to new accounting standards, due diligence assistance and audits and other attest services for non-consolidated entities (i.e. employee benefit plans, various trusts, The Allstate Foundation, etc.) and are set forth below.

	2004	2003
Due Diligence	$—	$19,590
Audits and other Attest Services for Non-consolidated Entities	$406,894	$484,210
Other	$172,759	$115,515

Audit Related Fees	$579,653	$619,315
(3)
Includes fees for tax compliance. Also includes fees for preparation of income tax returns for several current and former Allstate employees who served in expatriate capacities.

(4)
All Other Fees primarily include professional fees for consulting services related to non-financial information technology, as well as fees for other consulting services:

	2004	2003
Non-financial Information
Technology Consulting	$—	$273,400
Other	$—	$23,686

All Other Fees	$—	$297,086

        Representatives of Deloitte & Touche LLP will be present at the meeting, will be available to respond to questions and may make a statement if they so desire.

        The Audit Committee and the Board of Directors unanimously recommend that stockholders vote for the ratification of the appointment of Deloitte & Touche LLP as independent public accountants for 2005 as proposed.

Item 3
Stockholder Proposal on Cumulative Voting

        Mr. William E. Parker, 6906 Village Parkway, Dublin, California, 94568, registered owner of 232 shares of Allstate common stock as of November 17, 2004, intends to propose the following resolution at the Annual Meeting.

Resolved: That the stockholders of The Allstate Corporation, assembled at the annual meeting in person and by proxy, hereby request the Board of Directors to take steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all such votes for a single candidate, or any two or more of them as he or she may see fit.

Even before corporate accountability and integrity became a national issue, this proposal received strong support from the shareholders. Since last year's annual meeting, The Corporate Library, an independent research firm on corporate governance, has given The Allstate Corporation the grade of D for board effectiveness in 2004. They stated, "While the company claims high levels of apparent compliance with best practice standards, the reality is they are backed by a weak and ineffectual board."

The Company's financial performance is directly related to its corporate governance.

As I write this statement, the Equal Employment Opportunity Commission (EEOC) has filed two lawsuits alleging violations of the Age Discrimination in Employment Act (ADEA). The Allstate Corporation is also under investigation by various Federal and State regulating agencies for various questionable business practices. These practices can have a significant impact on the profitability of the company costing it hundreds of millions of dollars in lost stockholder value.

Currently, the company's Board of Directors is composed entirely of management nominees.

Cumulative voting increases the possibility of electing independent-minded directors that will properly report the financial condition of the company and enforce management's accountability to shareholders and the public at large.

The company's standard argument that adoption of cumulative voting will lead to the election of dissidents to the board that will only represent the special interest is misleading because new board members would also have a fiduciary duty to act in the best interest of all shareholders.

Please help the stockholders influence good corporate governance by voting "YES" on this resolution.

The Board unanimously recommends that stockholders vote against this proposal for the following reasons:

        Allstate's stockholders have rejected this proposal at the last seven annual meetings. The Board continues to believe that cumulative voting is not in the best interests of Allstate or its stockholders.

        The Board believes the best way to elect an independent board that represents the interests of all Allstate stockholders and not a particular interest group is by the current method of electing all directors annually, where each stockholder is entitled to one vote per share for each director nominee.

        Cumulative voting is undesirable because it may be used for the election of one or more directors by a special interest group of stockholders. A special interest group may seek to have such directors represent its unique interests, rather than the interests of the stockholders as a whole.

        The proponent suggests this would not happen because each director has a fiduciary duty to act in the best interests of all stockholders. Nevertheless, cumulative voting creates a situation where a director may feel beholden to a particular stockholder constituency and not to stockholders as a whole, which may lead to partisanship among the directors. Such partisanship and voting on behalf of special interests could interfere with the effectiveness of a board and be contrary to the interests of Allstate and its stockholders as a whole.

        The proponent claims Allstate's Board is composed of management nominees. In fact, all nominees have been evaluated and recommended for election by the Nominating and Governance Committee, which is comprised solely of independent, non-employee directors. The Committee recommends nominees who are highly qualified and reflect a diversity of experience and viewpoints. Allstate's bylaws provide a means for stockholders to recommend candidates for election to the Board of Directors. The process for recommending nominees is, and has been, published in each of Allstate's annual proxy statements. This year, the process is described above on page 7 and is also available on the Corporate Governance portion of the Company's website, allstate.com.

        The Board is proud of the fact that, ever since Allstate's spin-off from Sears in 1995 and long before corporate accountability and integrity gained national media attention, all Board members have been non-employees, with the sole and typical exception of the Chairman of the Board and Chief Executive Officer. Continuing that tradition, all of the current nominees and incumbent directors, except the Chairman, are independent. None of them has any material relationship to Allstate or its management.

        The Board is also proud of its record with respect to corporate governance. Allstate's Board has remained vigilant in its attention to developments in the corporate governance arena to ensure that its practices continue to meet the highest standards of ethical corporate best practices.

        Allstate's corporate governance practices have been favorably reviewed by prominent governance ratings services including Moody's Investors Service (Moody's), Institutional Shareholder Services (ISS), a leading provider of proxy voting and corporate governance services, and GovernanceMetrics, International (GMI), an independent research and ratings agency that analyzes corporate governance and corporate accountability issues.

        As of February 14, 2005, Allstate was rated by ISS as outperforming 93.9% of the companies in the S&P 500 Index, and 96.0% of its peer insurance industry group with respect to corporate governance practices. ISS analyzes 7,500 companies worldwide, using 61 criteria to determine a company's corporate governance quotient that compares a company to its market peer group and industry peer group.

        Allstate also received a favorable assessment from Moody's in December 2004. In its Corporate Governance Assessment of Allstate, Moody's highlighted that Allstate "has had strong corporate governance practices in place" since it became a public company, and "adopted early many practices that have only recently become the corporate norm."

        On August 6, 2004, GMI rated Allstate 8.5 out of 10, well above what it regards as an average score of 6.0 to 7.0. GMI rates companies relative to the other companies in GMI's research universe and rates approximately 2,600 global companies overall.

        The Board believes the Corporate Library's rating of Allstate's governance, cited by the proponent, is not indicative of Allstate's governance practices and performance. The Corporate Library admits that its proprietary rating "is not based on compliance with conventional best practice standards" but is derived from the presence or absence of what it believes are "statistically significant indicators of relative board strength or weakness." The Board fundamentally disagrees with the analysis and conclusions drawn by The Corporate Library and will continue to adhere to exemplary best practices in corporate governance.

        The proponent also attempts to seek support for his proposal by referring to various litigation matters. As a large, well-known public company, Allstate is a target of a number of class action lawsuits and other types of litigation. Allstate is vigorously defending these lawsuits and remains committed to conducting its business in compliance with the law and to cooperating with the state and federal agencies that regulate its business.

        Finally, the proponent states that a company's financial performance is directly related to its corporate governance. The Board agrees that a company's corporate governance practices can impact its financial performance. In Allstate's case, the Board believes the Company's corporate governance practices are excellent. In addition, based on Allstate's results in 2004 and over the long term, the Board believes it has demonstrated its commitment to providing exceptional value to our stockholders. For more information on total shareholder return, please refer to the Stock Performance Graphs beginning on page 30 below.

        Therefore, the Board believes no compelling reason exists to adopt cumulative voting. The Board continues to believe cumulative voting can lead to inherent conflicts for directors elected by a minority group of stockholders and may undermine the Board's ability to work together effectively in the best interests of all stockholders, and not a select few.

        For the reasons stated above, the Board recommends a vote against this proposal.

Executive Compensation

        The following Summary Compensation Table sets forth information on compensation earned in 2002, 2003 and 2004 by Mr. Liddy (Allstate's Chief Executive Officer) and by each of Allstate's four most highly compensated executive officers (with Mr. Liddy, the "named executive officers").

Summary Compensation Table
	Annual Compensation				Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock Award(s) ($)(3)	Securities Underlying Options/SARs (#)(4)	LTIP Payouts ($)(5)	All Other Compensation ($)(6)
Edward M. Liddy (Chairman, President and Chief Executive Officer)	2004 2003 2002	1,119,993 1,078,746 1,033,747	3,677,834 3,883,488 3,101,250	106,592 63,346 59,333	1,838,400 2,256,380 –0–	272,000 272,000 550,000	2,325,000 4,806,935 –0–	10,351 10,080 10,080
Danny L. Hale (Vice President and Chief Financial Officer)	2004 2003	540,003 517,391	1,182,173 1,341,739	3,502 273,568	477,984 1,558,498	70,300 173,000	–0– 152,934	10,351 10,079
Ronald D. McNeil (Allstate Protection Product Distribution)	2004 2003 2002	450,000 421,877 400,000	931,014 703,785 465,752	710 710 810	326,316 381,360 –0–	48,200 50,000 97,000	240,000 476,889 –0–	10,351 10,043 10,028
Robert W. Pike (Vice President and Secretary)	2004 2003 2002	524,628 503,625 484,250	1,148,515 1,208,700 847,438	710 710 1,325	459,600 565,684 –0–	68,100 68,000 136,000	282,000 581,175 –0–	10,351 10,123 10,123
Thomas J. Wilson, II (President, Allstate Protection)	2004 2003 2002	652,752 624,996 555,251	1,736,347 1,293,291 622,563	1,607 1,288 2,734	657,228 838,992 –0–	97,100 126,845 167,000	388,500 845,066 –0–	10,285 10,028 10,019

(1)
Amounts earned under Allstate's Annual Covered Employee Incentive Compensation Plan are paid in the year following performance. In 2004, the shareholders approved an amended Plan that included an increase in the maximum individual award opportunity from $3.0 million to $5.5 million. The amounts shown as earned by Mr. Liddy in 2002 and 2003 that exceeded the $3.0 million maximum were automatically deferred and will be paid pursuant to the terms of The Allstate Corporation Deferred Compensation Plan which is described below on page 26. The amount paid to Mr. Hale in 2003 included a net of taxes sign-on bonus of $100,000 that he received in connection with joining Allstate in January 2003.

(2)
Amounts attributable to Mr. Liddy for 2004 include $80,616 for the incremental cost to the Company, net of tax benefits, for Mr. Liddy's personal use of the corporate aircraft pursuant to the Board's request to senior management to maximize use of the aircraft to cope with emergency and other special situations and avoid the risks of commercial air travel. This amount also reflects the lost tax deduction as a result of the American Jobs Creation Act of 2004. Valuation of personal corporate jet use in 2002 and 2003 was revised to utilize incremental cost valuation and, where the total perquisite amounts exceeded the required disclosure threshold, they are included in the table above. Amounts attributed to Mr. Liddy for 2003 and 2002 included $36,429, and $32,684, respectively for personal use of the corporate aircraft. Other perquisites include a cellular phone, car service, spousal travel, tax preparation services, financial planning services and the choice of a company car or car allowance. Except for Mr. Liddy, the aggregate value of these benefits for each of the named executive officers did not exceed the lesser of $50,000 or 10 percent of their respective 2004 salary and bonus. Amounts attributed to Mr. Hale for 2003 include $167,637 for relocation-related payments in connection with his joining Allstate, including tax gross-up payments payable on the relocation expense. Mr. Hale also received a tax-gross up payment related to his sign-on bonus. The remainder of the amounts for each of the named executives represents tax gross-up payments attributed to income taxes payable on certain travel benefits and tax return preparation fees.

(3)
The grant date value of the 2004 restricted stock award shares held by the named executive officers is provided in the table above. Each restricted stock award is granted at the fair market value of Allstate common stock on the date of grant. The table below shows the value of all restricted stock awards held by the named executive officers at the December 31, 2004 closing price of $51.72 per share. The 2004 restricted stock awards vest in total on February 14, 2008. The value of prior awards of restricted shares to the named executive officers is shown below and includes the value of restricted stock awards made in 2003 that vest in total in 2007. In addition, Mr. Hale received an award of restricted stock when he joined Allstate in January 2003. Mr. Hale's award vests in total on January 7, 2007. Dividends are paid on the restricted stock shares in the same amount and at the same time as dividends paid to all other owners of Allstate common stock.

Named Executive Officer	Restricted Shares from Prior Awards Held as of 12/31/04	Restricted Shares Granted in 2004	Aggregate of all Restricted Stock holdings at 12/31/04 Market Value
Edward M. Liddy	71,000	40,000	$5,740,920
Danny L. Hale	44,100	10,400	$2,818,740
Ronald D. McNeil	12,000	7,100	$ 987,852
Robert W. Pike	17,800	10,000	$1,437,816
Thomas J. Wilson, II	26,400	14,300	$2,105,004

(4)
The 2004 option awards are set forth below in detail in the table titled "Option/SAR Grants in 2004."

(5)
Amounts earned under Allstate's Long-Term Executive Incentive Compensation Plan are paid in the year following the end of the performance cycle. In 2004, the shareholders approved an amended Plan that included an increase in the maximum individual award opportunity from $3.5 million to $6.0 million. The amount shown as earned by Mr. Liddy in 2003 that exceeded the $3.5 million maximum was automatically deferred and will be paid pursuant to the terms of The Allstate Corporation Deferred Compensation Plan.

(6)
Each of the named executive officers participated in group term life insurance and in Allstate's profit sharing plan, a qualified defined contribution plan sponsored by Allstate. The amounts shown represent the premiums paid for the group term life insurance by Allstate on behalf of each named executive officer and the value of the allocations to each named executive's account as employer matching contributions to the profit sharing plan.

Option/SAR Grants in 2004

        The following table is a summary of all Allstate stock options granted to the named executive officers during 2004. Individual awards are listed separately. In addition, this table shows the present value of the stock options on the grant date:

Name	Number of Securities Underlying Options/SARs Granted(1)	% of Total Options/SARs Granted to All Employees in 2004	Exercise or Base Price (per share)	Expiration Date	Grant Date Present Value($)(2)
Edward M. Liddy	272,000	6.37	$45.96	2/6/14	3,299,360
Danny L. Hale	70,300	1.65	$45.96	2/6/14	852,739
Ronald D. McNeil	48,200	1.13	$45.96	2/6/14	584,666
Robert W. Pike	68,100	1.59	$45.96	2/6/14	826,053
Thomas J. Wilson, II	97,100	2.27	$45.96	2/6/14	1,177,823

(1)
These options become exercisable in four annual installments on the anniversary of the grant date, were granted with an exercise price equal to the fair market value of Allstate's common stock on the date of grant, expire ten years from the date of grant, and include tax withholding rights. Tax withholding rights permit the option holder to elect to have shares withheld to satisfy minimum federal, state and local tax withholding requirements. The options permit the option holder to exchange shares owned (by actual physical delivery or by attestation) to satisfy all or part of the exercise price. The vested portions of all the options may be transferred during the holder's lifetime to any defined family member, to a trust in which the family members have more than fifty percent of the beneficial interest, to a foundation in which the family members (or the option holder) control the management of assets, and to any other entity in which the family members (or option holder) own more than fifty percent of the voting interests.

(2)
Grant date present value was determined using the Black-Scholes Model, which is a mathematical formula widely used to value exchange-traded options. Stock options granted by Allstate, however, are long-term and subject to vesting restrictions, while exchange-traded options are short-term and can be exercised or sold immediately in a liquid market. The Black-Scholes Model relies on several key assumptions to estimate the present value of options, including the volatility of, and dividend yield on, the security underlying the option, the risk-free rate of return on the date of grant, and the estimated time period until exercise of the option. In calculating the grant date present values set forth in the table, the volatility was based on stock prices for the six-year period preceding the grant dates, the dividend yield was based on an annual dividend rate in effect at the time the options were granted, the risk-free rate of return was the then current rate on a Treasury note with a maturity equal to the average life of an Allstate option, and the estimated time period was equal to the six-year average life of an option. The following assumptions were used in the table:

Black-Scholes Model Assumptions

Grant Date	Expiration Date	Volatility	Dividend Yield	Risk-Free Rate of Return	Average Time Period
2/6/04	2/6/14	30.0%	2.10%	3.18%	6.0 years

Option Exercises in 2004 and Option Values on December 31, 2004

        The following table shows Allstate stock options that were exercised during 2004 and the number of shares and the value of awards outstanding as of December 31, 2004 for each named executive officer:

			Number of Securities Underlying Unexercised Options/SARs at 12/31/04 (#)		Value of Unexercised In-the-Money Options/SARs at 12/31/04 ($)(1)
Name	Shares Acquired On Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Edward M. Liddy	543,830	17,122,730	1,752,344	851,000	29,560,455	11,730,825
Danny L. Hale	–0–	–0–	18,250	225,050	365,639	2,884,023
Ronald D. McNeil	58,026	486,140	291,587	151,826	4,897,785	2,100,620
Robert W. Pike	105,030	1,746,103	293,667	209,753	3,830,065	2,896,430
Thomas J. Wilson, II	–0–	–0–	571,464	301,802	9,436,274	4,148,994

(1)
Value is based on the $51.72 closing price of Allstate common stock on December 31, 2004, minus the exercise price.

Long-Term Incentive Plan Awards in 2004

        The following table details the awards made to the named executive officers in 2004 under the Long-Term Executive Incentive Compensation Plan. Awards represent a potential cash incentive to be paid in the year following the completion of a three-year performance cycle to the extent the performance goals are achieved.

			Estimated Future Payouts Under Non-Stock Price-Based Plans ($)(1)
Name	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Payout
			Threshold	Target	Maximum
Edward M. Liddy	1,689,494	1/1/04-12/31/06	–0–	1,689,494	5,068,481
Danny L. Hale	420,000	1/1/04-12/31/06	–0–	420,000	1,260,000
Ronald D. McNeil	315,000	1/1/04-12/31/06	–0–	315,000	945,000
Robert W. Pike	406,800	1/1/04-12/31/06	–0–	406,800	1,220,400
Thomas J. Wilson, II	624,996	1/1/04-12/31/06	–0–	624,996	1,874,988

(1)
Target awards are set for participants at the beginning of each cycle based on a percentage of annual salary at the beginning of the cycle. There are three performance goals for the 2004-2006 cycle. The first performance goal comprises 50% of the total potential award and is based on an adjusted return on average equity measure compared to the three-year average return on average equity of a group of peer property/casualty and life companies. No payment based on the return on equity goal will be made unless the adjusted return on equity exceeds the average risk free rate of return on three-year Treasury notes over the three-year cycle, plus 200 basis points. The second performance goal is a measurement of growth in policies in force, a key measurement used in the property/casualty insurance business. This goal is weighted to account for 25% of the total potential award. The third performance goal is based on a measurement of growth in premiums and deposits in the Allstate Financial business unit, which is a key measurement used in the life insurance business. If the maximum level of performance is achieved for all three performance goals, the award would be 300% of the participant's target award.

Pension Plans

        The Allstate Retirement Plan is a funded, tax-qualified, non-contributory, defined benefit pension plan that provides a retirement benefit to certain employees, including the named executive officers. The following table shows the estimated total annual benefits payable to each of the named executive officers, excluding Mr. Hale, upon retirement, pursuant to the final average pay benefit formulas under the Allstate Retirement Plan and the unfunded Supplemental Retirement Income Plan combined, based on the specific eligible compensation and years of credited service. Benefits shown below are based on retirement at age 65 and selection of a straight life annuity payment option.

Pension Plan Table—Final Average Pay Benefit

	Years of Service
Remuneration	15	20	25	30	35

(Eligible Compensation)
$1,000,000	$325,000	$434,000	$542,000	$608,000	$608,000

$2,000,000	$655,000	$874,000	$1,092,000	$1,224,000	$1,224,000

$2,500,000	$820,000	$1,094,000	$1,367,000	$1,532,000	$1,532,000

$3,000,000	$985,000	$1,314,000	$1,642,000	$1,840,000	$1,840,000

$4,000,000	$1,315,000	$1,754,000	$2,192,000	$2,456,000	$2,456,000

$5,000,000	$1,645,000	$2,194,000	$2,742,000	$3,072,000	$3,072,000

$6,000,000	$1,975,000	$2,634,000	$3,292,000	$3,688,000	$3,688,000

        As of December 31, 2004, Messrs. Liddy and Wilson had 17 and 12 years, respectively, of combined Allstate/Sears, Roebuck and Co. service and Messrs. Hale, McNeil and Pike had 2, 28, and 32 years of service, respectively, with Allstate. As a result of their prior Sears service, a portion of Mr. Liddy's and Mr. Wilson's retirement benefits will be paid from the Sears Plan. Only annual salary and annual bonus amounts, as reflected in the Summary Compensation Table, are considered eligible compensation in determining retirement benefits. Annual retirement benefits are generally payable monthly and benefits accrued from January 1, 1978 through December 31, 1988 are reduced by a portion of a participant's estimated social security benefits. Effective January 1, 1989 the retirement benefit calculation was integrated with the employee's social security wage base. Under the final average pay benefit formula, benefits are computed on the basis of a participant's years of credited service (generally limited to 28) and average annual compensation over the participant's highest five successive calendar years of earnings out of the ten years immediately preceding retirement. Retirement benefits payable under the Allstate Retirement Plan final average pay benefit formula are earned and stated in the form of a straight life annuity payable beginning at age 65, which is the normal retirement date. Other actuarially equivalent survivor annuity forms of payment, and a lump sum option, are available.

        The pension plan formula changed to a cash balance approach effective January 1, 2003 for eligible employees hired after August 1, 2002. Mr. Hale, who joined Allstate in January 2003, earns benefits under the cash balance benefit formula, which allocates pay credits (a percentage of participants' eligible annual salary and bonus) and interest credits to a participant's hypothetical cash balance account. Pay credits, in the form of a lump sum, are determined based on years of vesting service shown in the following table.

Pension Plan Table—Cash Balance Benefit

Years of Vesting Service	Pay Credits
Less than 1 year	0%
1 year but less than 5 years	2.5%
5 years but less than 10 years	3.0%
10 years but less than 15 years	4.0%
15 years, but less than 20 years	5.0%
20 years, but less than 25 years	6.0%
25 years or more	7.0%

        Interest credits are based on the applicable interest rate under the Internal Revenue Code. Currently the plan uses the average 30-year Treasury Bond rate in effect for August for the preceding plan year, as published by the Internal Revenue Service. A participant's cash balance benefit is payable upon termination of employment. Retirement benefits under the cash balance formula are stated in the form of a lump sum, although actuarially equivalent annuity forms of payment are also available. The estimated total annual benefit payable to Mr. Hale upon normal retirement at age 65 from both the Allstate Retirement Income Plan and the Supplemental Retirement Income Plan, expressed as a straight life annuity based on a 6% interest crediting rate and using current compensation assumptions, is $16,756.

        The Supplemental Retirement Income Plan will pay the portion of the benefits shown in the final average pay benefit table above that exceeds Internal Revenue Code limits or is based on compensation in excess of Internal Revenue Code limits. Under the cash balance benefit formula, pay credits and interest credits earned on compensation in excess of Internal Revenue Code limits will be paid from the Supplemental Retirement Income Plan. All benefits from the Supplemental Retirement Income Plan are paid as a lump sum. Under both the final average pay and cash balance benefit formulas, participants are generally vested after five years of service.

        Mr. Liddy also has been covered under an arrangement whereby he will receive a pension enhancement that assumes an additional five years of age and service under the final average pay formula through age 61, payable from a nonqualified pension plan upon termination, retirement, death or change of control. At age 62 and after, the enhancement is based on the maximum credited service under the final average pay benefit formula. This enhancement is payable upon death and is considered to be a supplemental retirement plan in the event of a change of control.

Change of Control Arrangements

        The named executive officers have agreements in place which provide for severance and other benefits upon a "change of control" involving Allstate. In general, a change of control is one or more of the following events: 1) any person acquires more than 20% of Allstate common stock; 2) certain changes are made to the composition of the Board; or 3) certain transactions occur that result in Allstate stockholders owning 70% or less of the surviving corporation's stock.

        Under these agreements, severance benefits would be payable if an executive's employment is terminated either by Allstate without "cause" or by the executive for "good reason" as defined in the agreements during the three-year period following such event. Good reason includes a termination of employment by a named executive officer for any reason during the 13th month after a change of control.

        The principal severance benefits include: 1) pro-rated annual incentive award and long-term incentive award (both at target) for the year of termination of employment; 2) a payment equal to three times the sum of the executive's base salary, target annual incentive award and target annualized long-term incentive award; 3) continuation of certain welfare benefits for three years; 4) an enhanced retirement benefit; and 5) reimbursement (on an after-tax basis) of any resulting excise taxes.

        In addition, upon a change of control all unvested stock options would become exercisable, all restricted stock and restricted stock units would vest and nonqualified deferred compensation and supplemental retirement plan balances would become payable.

        Allstate believes these agreements encourage retention of its executives and enable them to focus on managing the Company's business thereby more directly aligning management and shareholder interests in the event of a transaction.

Compensation and Succession Committee Report

        Allstate's executive compensation program is administered by the Compensation and Succession Committee of the Board. The Committee is composed entirely of independent, non-employee directors as determined by Allstate's Board, based on applicable law, the New York Stock Exchange listing standards and Allstate's Director Independence Standards. The Committee charter and Director Independence Standards can be found on Allstate's website, allstate.com, under the Corporate Governance link.

        Our primary role is to oversee the design, implementation and execution of a program for the selection and compensation of Allstate's executives, including its named executive officers.

  Executive Compensation Philosophy

        Our compensation philosophy follows our belief that total compensation should vary with Allstate's performance in achieving its strategic near- and long-term business goals. Long-term compensation opportunities should be closely aligned with shareholders' interests to grow long-term value in Allstate stock. While we believe this philosophy extends to all levels of Allstate's compensation practices, the executive compensation program is built on a recognition that a more significant amount of compensation should be at risk for executives who bear higher levels of responsibility for Allstate's performance.

        To assist us in maintaining an executive compensation program that meets our philosophy, we directly retain the services of an outside compensation consultant to conduct a competitive review of Allstate's executive compensation program. An important part of the process includes a competitive assessment that benchmarks Allstate's executive pay levels, practices, overall program and internal compensation philosophy with a competitive peer group of large U.S. public insurance companies. We set total target compensation at between the 60th and 65th percentile of this peer group.

  Executive Compensation Program Goals and Components

        Because we believe that the long-term value of Allstate is dependent on the quality, skills and commitment of our executives, the goals of our executive compensation program are to attract and retain talented leadership and to reward the achievement of positive annual and long-term performance.

        We use the following compensation elements to achieve these goals:

    •
    Annual cash compensation

    •
    Long-term cash incentive compensation

    •
    Long-term equity-based compensation

  Annual cash compensation—salary and annual incentive bonus

        We annually review the base salaries for the Chief Executive Officer and other senior executive officers with individual salary determinations subject to approval by the entire Board. We set the base salaries for Allstate's executive officers at a level designed to be competitive in the U.S. insurance industry. Only 12% of the total target compensation for the Chief Executive Officer is base salary with the remaining 88% tied to Allstate's annual and long-term performance. The total target compensation for Allstate's named executive officers is set at 17-19% for base salary with the remaining 81-83% tied to Allstate's annual and long-term performance.

        Annual cash incentive bonus awards are designed to provide management-level employees, including the named executive officers, with a cash award based on the achievement of corporate performance goals, business unit performance goals, or a combination thereof. Each year, we approve financial objectives that take into account revenue and profit measures designed to reward the current and future profitable growth of Allstate. These objectives are approved prior to the end of the first quarter. We set threshold, target and maximum goals for each objective. Target annual incentive bonus opportunities are set as a specified percentage of annual salary ranging from 15% for management-level employees, 80-90% for named executive officers and 120% for the Chief Executive Officer. If the maximum level of performance is achieved, the award would be three times the executive's target award, and two times the management employee's target award.

        Annual incentive bonuses are paid in March of the year following the year of performance, after we certify the achievement of the performance goals. We have authority to adjust the amount of awards made to executives generally, except with respect to the Chief Executive Officer and the other named executive officers. For these individuals, we cannot increase the amount of any annual incentive bonus above the amount specified for the level of performance achieved.

  Annual incentive bonus award objectives for 2004

        The annual performance goals for 2004 reflected our overall goal to achieve a balance between revenue growth and profitability.

        For 2004, the performance goals for the annual incentive bonus for Mr. Liddy and the executives of corporate functions including finance and administration were based on two equally-weighted goals. The first was based on a corporate measure of adjusted operating income per diluted share. The second was based on the combined weighted results of the Allstate Protection, Allstate Financial and Investments business units.

        For executives in business unit functions, the performance goals for the 2004 annual incentive bonus included a combination of corporate and specific business unit goals. The corporate goal was based on the adjusted operating income per diluted share goal and accounted for 10% of the total award opportunity.

        The remaining 90% of the 2004 total annual incentive bonus award opportunity for the Allstate Protection business unit was comprised of four performance goals. The primary goal (worth 50% of the total award opportunity) was a matrix measuring the results of premium growth, policy growth and combined ratio. This matrix was designed to achieve a balance among revenue, unit growth and profit goals. A second goal (worth 20% of the total award opportunity) was based on the sales of financial services products by Allstate agencies, including the sale of traditional life insurance products as well as annuity and other financial product sales. The third goal (worth 10% of the total award opportunity) was a reduction of the business unit's expense ratio, consistent with our ongoing goals to contain expenses. The fourth goal (worth 10% of the total award opportunity) was based on improving Allstate's score on an external customer loyalty index.

        The remaining 90% of the 2004 total annual incentive bonus award opportunity for the Allstate Financial business unit was based on five performance goals that emphasized an increase in new sales, consistent with Allstate's strategy to grow Allstate's financial services business. The first performance goal (worth 30% of the total award opportunity) was based on an adjusted Allstate Financial operating income measure. The second performance goal (worth 20% of the total award opportunity) was an expense management objective for the Allstate Financial business unit. The third and fourth performance goals (each worth 15% of the total award opportunity) were based on new sales of traditional life insurance products and annuities, respectively. The fifth performance goal was based on a measure of the return achieved on new sales of products (worth 10% of the total award opportunity).

        The remaining 90% of the 2004 total annual incentive bonus award opportunity for the Investments business unit was based on Allstate's strategy to maximize returns on its investments and was comprised of three performance goals. The first was based on a measurement of Allstate's portfolio total return (worth 45% of the total award opportunity). The second performance goal (worth 35% of the total award opportunity) was based on a measurement of the excess spread achieved on the Allstate Financial investment portfolio against an external market benchmark. The third performance goal was based on portfolio defaults and losses (worth 10% of the total award opportunity).

  Long-term cash incentive bonuses

        Long-term cash incentive bonuses are designed to focus our executives on balancing the long-term performance objectives and goals of Allstate with its annual performance goals. To reinforce this balance, long-term cash incentive bonuses are awarded for positive performance achieved over a three-year cycle. Our long-term incentive bonus component is provided to executives at the vice president level and above, including the named executive officers. We set the performance goals at the beginning of each three-year cycle so that any compensation paid is intended to qualify as performance-based compensation that is deductible under Section 162(m) of the Internal Revenue Code. Threshold, target and maximum benchmarks are set for each performance goal. Each year, before any bonus awards are paid at the end of a cycle, we determine the extent to which the performance goals are met. We have the authority to adjust the amount of awards payable; however, we have no authority to increase the amount of an award otherwise payable to a "covered employee" as defined in the Code. Long-term incentive bonuses are paid in March of the year following the end of each respective three-year cycle.

  Current long-term cash incentive bonus award objectives

        There are three outstanding performance cycles for long-term incentive bonuses. A new cycle starts at the beginning of each calendar year and includes three years of performance. Each of the three outstanding cycles has an adjusted return on equity goal that measures and ranks Allstate's performance against a peer group's performance. Allstate's ranked position relative to the peer group will determine the percentage of the total target award to be paid. The adjusted return on equity objective is the sole performance goal for the 2002-2004 and 2003-2005 cycles. For the 2004-2006 cycle, this goal comprises 50% of the total potential award. No payment based on the adjusted return on equity goal for any of the three outstanding performance cycles will be made unless the adjusted return on equity exceeds the average risk free rate of return on three-year Treasury notes over the three-year cycle, plus 200 basis points.

        For the 2002-2004 performance cycle, Allstate's adjusted return on equity was compared to that of the peer companies in the S&P 500 Property/Casualty index for the three-year period. An executive's target award for this cycle generally ranges from 30% of annual salary for executives at the vice president level to 155% for the Chief Executive Officer, with award opportunities ranging from 0% to 250% of the executive's target award.

        For the 2003-2005 and 2004-2006 performance cycles, Allstate's adjusted return on equity will be compared to that of peer companies representing both the property/casualty and financial services industries for the three-year period. This peer group consists of 6 large public companies predominately in the property/casualty business, 3 large public companies predominately in the life/financial services business and 1 large public company that competes in both the property/casualty and life/financial services businesses. Including life/financial services companies in the peer group more accurately aligns the goals of the long-term incentive bonus with Allstate's strategy of becoming better, bigger and broader in its financial services business. An executive's target award for these cycles generally ranges from 40% of annual salary for executives at the vice president level to 155% for the Chief Executive Officer, with award opportunities ranging from 0% to 300% of the executive's target award.

        The remaining 50% of the long-term incentive bonus for the 2004-2006 cycle is based on two performance goals. The first goal (weighted to account for 25% of the total potential award) is a measurement of growth in policies in force, a key measurement used in the property/casualty insurance business. The last performance goal (weighted to account for the final 25% of the total potential award))

is based on a measurement of the growth in Allstate Financial premiums and deposits, a key measurement used in the life insurance business.

  Long-term equity-based compensation

        Another component of our long-term executive compensation program is the grant of equity-based awards to our eligible management level employees and officers, including the named executive officers. We believe these equity-based awards directly link the interests of our employee-recipients with those of our shareholders because each interest is served by an increase in Allstate's stock value.

        Our 2001 Equity Incentive Plan provides for the following types of equity-based compensation: stock options, performance units and performance stock, stock appreciation rights, restricted or unrestricted common stock, restricted stock units and stock in lieu of cash awards to plan participants. Each type of equity-based award is linked to the underlying value and performance of Allstate's stock. Through December 31, 2004, only nonqualified stock options and restricted stock have been granted under the 2001 Equity Incentive Plan.

        One of our responsibilities is to administer the Company's equity incentive plans. In 2004, we formed a subcommittee to grant restricted stock to newly hired eligible persons, excluding individuals who are executive officers for purposes of Section 16 of the Securities Exchange Act of 1934, in situations that occur between regularly scheduled Committee meetings. The subcommittee is currently comprised solely of our Committee chairman. In addition, pursuant to the authority provided by Delaware law, we authorized the Chief Executive Officer to make stock option awards to eligible employees who are not Section 16 officers. This authority is limited to specific circumstances, including new hires, promotions and awards to key contributors.

        We generally grant awards on an annual basis to management-level employees, including each of the named executive officers. We base the size of each executive's award on a specified percentage of the executive's annual salary and our assessment of individual performance. The annual salary percentages for the total targeted value of the awards range from 15% for management-level employees to 200-290% for the named executive officers and 465% for the Chief Executive Officer.

        In 2004, we adjusted the mix of our equity-based awards, to grant 35% of the total value in restricted stock and 65% in stock options. We previously granted half of the value of awards in restricted stock and the other half in stock options. The adjustment was based on several factors including, a review of the relationship between Allstate's executive pay and Company performance, the performance goals relative to the payout opportunities, evolving market trends and the overall goals of our executive compensation program to retain talented leadership and reward the achievement of positive long-term performance. Restricted stock awards vest at the end of a four-year vesting period generally measured from the date of grant. All stock option awards are made in the form of nonqualified stock options at exercise prices equal to 100% of the fair market value of Allstate common stock on the date of grant. Beginning with stock option awards granted in 2004, we eliminated the reload provision previously included in awards to executives, based in part on a recommendation from our outside compensation consultant. Except in certain change of control situations, options are not fully exercisable until four years after the date of grant and expire in ten years. The vested portions of options may be transferred during the holder's lifetime to any defined family member, to a trust in which the family members have more than fifty percent of the beneficial interest, a foundation in which the family members (or the option holder) control the management of assets, and any other entity in which the family members (or option holder) own more than fifty percent of the voting interests.

  Other Principles of Executive Compensation

  Expensing stock options

        Allstate began expensing stock options under the rules of the Statement of Financial Accounting Standard No. 123 effective with the awards first granted in 2003 using the Black-Scholes valuation model. Beginning with stock option awards made in 2005, the Company began using a lattice valuation model for expense recognition.

  Prohibition on repricing stock options

        Since Allstate's inception as a public company in 1993, we have never allowed the repricing of stock options. We formalized this practice in our 2001 Equity Incentive Plan which received shareholder approval in 2001. This is the only plan under which equity awards to employees are currently made.

  Stock ownership requirement

        Because we believe strongly in linking the interests of management with those of our shareholders, we first instituted stock ownership goals in 1996 for executives at the vice president level and above. These goals were revised in 2004 to require these executives to own, within five years of the date the executive position is assumed, common stock worth a multiple of base salary:

Chief Executive Officer	7 times salary
Senior Management Executives	4 times salary
Other Executives	2 times salary

        Existing executives were given three years to reach the new levels of ownership.

  Deferred compensation plan

        The Company's Deferred Compensation Plan allows employees whose annual compensation exceeds the compensation limit under section 401(a)(17) of the Internal Revenue Code to defer all or part of their salary and/or annual incentive bonus award that exceeds that limit. Deferrals are credited with interest based on the investment option or options selected by the participants. The investment options available under the Deferred Compensation Plan mirror the options available under the Company's qualified defined contribution plan, except that Allstate stock is not an available investment option under the Deferred Compensation Plan. The Plan is unfunded. All deferrals are part of the general funds of the Company and are subject to all of the risks of Allstate's business.

  Limit on tax deductible compensation

        Under Section 162(m) of the Internal Revenue Code, Allstate cannot deduct compensation paid to any of the named executive officers in any year in excess of $1,000,000 if it is not performance-based as that term is defined in the Code. While we believe that performance-based compensation for our executives should always be emphasized, we balance this emphasis with our stated executive compensation goals to provide a program that attracts, retains and rewards the executive talent necessary for Allstate's success. Consequently, in any year we may authorize compensation in excess of $1,000,000 that does not meet the Section 162(m) requirement and may result in the loss of a tax deduction.

  Personal benefits

        The types of personal benefits we provide to officers and named executive officers of Allstate are listed in a footnote to the "Other Annual Compensation" column of the Summary Compensation Table. In addition to the perquisites disclosed, other benefits are made available to officers and named executive officers in the same form as those offered to all employees without regard to their specific positions. We do not provide officers or executives with separate dining or other facilities, country club memberships, special medical or disability insurance coverage or individually-owned life insurance policies, nor do we maintain real property for the exclusive use or enjoyment by officers or executives.

  2004 Annual Executive Salaries

        We review the salaries of Allstate's executive officers on an annual basis and in connection with new hires and promotions. We set base salaries at levels consistent with our peer group comparison and analysis to ensure Allstate is able to retain and attract the highest level of leadership talent.

  2004 Annual Incentive Bonus Awards for Named Executive Officers

        A portion of all 2004 annual incentive bonus awards was based on the achievement of the corporate adjusted operating income per diluted share performance goal. Fifty percent of Messrs. Liddy's, Hale's and Pike's annual incentive bonus awards and 10% of Messrs. McNeil's and Wilson's annual incentive bonus awards was based on this objective. Allstate exceeded the maximum level of performance established for the year primarily due to increased profits in Allstate Protection.

        The remaining 50% of Messrs. Liddy's, Hale's and Pike's annual incentive bonuses was based on the combined performance results of the Allstate Protection, Allstate Financial and Investments business units, which are detailed below. Similarly, 90% of Messrs. McNeil's and Wilson's annual incentive bonus awards was based on the achievement of the Allstate Protection business units' performance objectives. The business unit performance objectives and achievements were as follows:

        Allstate Protection business unit performance goals:

    •
    Matrix measuring premium growth, policy growth and combined ratio goals (worth 50%)—exceeded the maximum level of performance

    •
    Sales of financial services products goal (worth 20%)—exceeded the target level of performance

    •
    Business unit's expense management goal (worth 10%)—achieved the maximum level of performance

    •
    Customer loyalty index goal (worth 10%)—achieved the maximum level of performance

        Allstate Financial business unit performance goals

    •
    Allstate Financial adjusted operating income goal (worth 30%)—exceeded the threshold level of performance

    •
    Business unit's expense management goal (worth 20%)—exceeded the target level of performance

    •
    New sales of traditional life insurance goal (worth 15%)—did not achieve the threshold level of performance

    •
    New sales of annuities goal (worth 15%)—achieved the threshold level of performance

    •
    Measure of return achieved on new sales goal (worth 10%)—exceeded the maximum level of performance

        Investments business unit performance goals

    •
    Allstate's portfolio total return goal (worth 45%)—exceeded the target level of performance

    •
    Portfolio spread goal (worth 35%)—exceeded the target level of performance

    •
    Portfolio defaults and losses goal (worth 10%)—achieved the maximum level of performance

As a result, each of Messrs. Liddy, Hale, McNeil, Pike and Wilson received 2004 annual incentive bonus awards that reflected their respective achievements which, when combined, exceeded the target levels of the performance goals.

  2004 Long-Term Incentive Bonuses

        The long-term incentive bonuses paid in March of 2005 are shown in the "LTIP Payouts" column in the Summary Compensation Table and reflect the payouts earned for the 2002-2004 long-term incentive bonus cycle. Based on the three-year average adjusted return on equity, Allstate placed fourth of the eleven companies that comprise the peer group of companies and thereby exceeded the target level of the performance objective.

  2004 Grants of Long-Term Equity-Based Compensation

        In February 2004, we authorized awards of restricted stock and stock options to certain eligible employees, including the named executive officers. The number of shares of restricted stock granted to each named executive officer is provided in the footnotes to the Summary Compensation Table, while the value of the award (which is determined as of the date the award was made) is presented in the column "Restricted Stock Awards(s)" of the Summary Compensation Table. In addition, the stock option grants made in 2004 to the named executive officers are detailed in the Option/SAR Grants in 2004 table on page 18.

  2004 Chief Executive Officer Compensation

        In April 2004, we increased Mr. Liddy's annual salary by 3.8% to $1,129,992. Mr. Liddy's annual salary amounts to approximately 12% of the targeted total compensation that we determined to be appropriate for the Chief Executive Officer. The remaining 88% of Mr. Liddy's targeted total compensation was comprised of variable performance-based compensation that was at risk and tied to Allstate's business results.

        We paid Mr. Liddy an annual incentive bonus of $3,677,834. This amount was based upon our assessment of the achievement of Mr. Liddy's 2004 performance goals. Mr. Liddy exceeded the target level of the pre-set performance goals for this bonus. The bonus was calculated accordingly.

        We approved a long-term incentive bonus for Mr. Liddy of $2,325,000 for the 2002-2004 cycle. This amount was based on Mr. Liddy's exceeding the target level of the pre-set performance goal for this long-term incentive bonus. The bonus was calculated accordingly.

        On February 6, 2004 in connection with our annual equity-based grant review and approval process, we granted Mr. Liddy a stock option for 272,000 shares and a restricted stock award of 40,000 shares under the 2001 Equity Incentive Plan. These equity-based awards were calculated on the basis of 465% of Mr. Liddy's 2004 base salary. We applied the Black-Scholes valuation formula to assess the value of Mr. Liddy's stock option award. The restricted stock award will vest in February 2008.

        We review on a regular basis the components of Mr. Liddy's compensation, including his annual salary, annual incentive bonus, long-term cash incentive bonus and long-term equity-based compensation. Most of our executive compensation actions are considered and approved over the course of two Committee meetings where this is a primary agenda item. In addition, we maintain continued oversight throughout the year, holding interim meetings throughout the year as appropriate.

        As a result of this review, we find the amount of Mr. Liddy's total compensation in the aggregate to be reasonable and not excessive based on Mr. Liddy's proven ability to lead Allstate's management through a year in which we achieved record net income despite growth and marketing challenges as well as an unprecedented hurricane season. Throughout the year, Mr. Liddy remained focused on executing our strategy to become better, bigger and broader in personal property and casualty insurance and in life insurance, retirement and investment products. Mr. Liddy's execution of this strategy has continued to grow investor value through enhanced stock performance.

Compensation and Succession Committee

H. John Riley, Jr. (Chairman)
F. Duane Ackerman Edward A. Brennan W. James Farrell	Jack M. Greenberg Ronald T. LeMay Mary Alice Taylor

Stock Performance Graphs

        The following performance graphs compare the performance of Allstate common stock total return during periods ranging from one to five years with the performance of the S&P 500 Property/Casualty Index* and the S&P 500 Index.

        The graph below plots the cumulative changes in value of an initial $100 investment as of December 31, 1999 over the indicated time periods, assuming all dividends are reinvested quarterly.

Cumulative Total Stockholder Return For $100 Initial
Investment Made on December 31, 1999
Allstate v. Published Indices

        Value at each year-end of a $100 initial investment made on December 31, 1999.

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Allstate	$100.00	$183.86	$145.45	$163.27	$193.99	$238.27
S&P 500 P/C	$100.00	$154.88	$142.45	$126.98	$160.09	$176.65
S&P 500	$100.00	$90.97	$80.19	$62.57	$80.32	$88.94

*
Please note: Standard and Poor's discontinued the S&P Property/Casualty Index on January 1, 2002 and replaced it with the S&P 500 Property/Casualty Index. Data reflected in the above-charts reflects the performance of the current S&P500 Property/Casualty Index members (ticker symbol S5PROP).

        The following graph compares the cumulative performance of Allstate's returns for an initial $100 investment made at the end of each of the preceding five years with the performance of the S&P 500 Property/Casualty Index and the S&P 500 Index. The graph provides an investor who has held Allstate common stock for periods fewer than five years with an additional comparison of cumulative performance as it shows the changes in cumulative value of an initial $100 investment over the most recent five-, four-, three-, two- and one-year periods, respectively, assuming all dividends are reinvested quarterly.

Cumulative Total Stockholder Return for $100 Initial Investment
Made as of December 31, 1999, 2000, 2001, 2002 or 2003
Allstate v. Published Indices

        Value on 12/31/04 of a $100 Investment made.

Invested on	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Allstate	$238.27	$129.59	$163.82	$145.94	$122.83
S&P 500 P/C	$176.65	$114.06	$124.00	$139.12	$110.34
S&P 500	$88.94	$97.77	$110.92	$142.14	$110.74

Security Ownership of Directors and Executive Officers

        The following table shows the number of shares of Allstate common stock beneficially owned by each director and named executive officer individually, and by all executive officers and directors of Allstate as a group. The table also shows the common share equivalents deferred under Allstate's Deferred Compensation Plan for Non-Employee Directors and Restricted Stock Units paid under the Equity Incentive Plan for Non-Employee Directors. Shares reported as beneficially owned include shares held as nontransferable restricted shares awarded under Allstate's employee benefit plans subject to forfeiture under certain circumstances, shares held indirectly through The Savings and Profit Sharing Fund of Allstate Employees and other shares held indirectly, and shares subject to stock options exercisable on or prior to April 1, 2005. The percentage of Allstate shares of common stock beneficially owned by any Allstate director or nominee or by all directors and executive officers of Allstate as a group does not exceed 1%. The following share amounts are as of January 31, 2005.

Name	Amount and Nature of Beneficial Ownership of Allstate Shares(a)	Common Share Equivalents and Restricted Stock Units(b)
F. Duane Ackerman	33,024(c)	2,000
James G. Andress	32,669	9,356
Edward A. Brennan	324,783(d)	2,000
W. James Farrell	19,716(e)	2,000
Jack M. Greenberg	8,501(f)	3,211
Danny L. Hale	111,643(g)	0
Ronald T. LeMay	20,251(h)	2,000
Edward M. Liddy	2,430,994(i)	0
Ronald D. McNeil	391,965(j)	0
Robert W. Pike	425,831(k)	0
J. Christopher Reyes	20,554(l)	2,000
H. John Riley, Jr.	33,501(m)	8,752
Joshua I. Smith	12,232(n)	2,134
Judith A. Sprieser	21,682(o)	2,000
Mary Alice Taylor	23,762(p)	2,000
Thomas J. Wilson, II	759,575(q)	0
All directors and officers as a group	6,513,613(r)	37,452

(a)
Each of the totals for Messrs. Andress and Brennan includes 23,001 Allstate shares subject to option.

(b)
Includes common share equivalents credited under Allstate's Deferred Compensation Plan for Non-Employee Directors which are payable solely in cash and Restricted Stock Units which provide for delivery of underlying common shares of Allstate upon the earlier of (i) the date of the director's death or disability and (ii) one year after the date on which the director no longer serves as a director of Allstate.

(c)
Includes 12,501 shares subject to option.

(d)
Includes 36,894 shares held by Mr. Brennan's spouse. Mr. Brennan disclaims beneficial ownership of these shares.

(e)
Includes 14,001 shares subject to option.

(f)
Includes 5,001 shares subject to option.

(g)
Includes 54,075 shares subject to option.

(h)
Includes 14,751 shares subject to option.

(i)
Includes 2,025,844 shares subject to option.

(j)
Includes 340,387 shares subject to option.

(k)
Includes 361,692 shares subject to option.

(l)
Includes 5,001 shares subject to option.

(m)
Includes 16,501 shares subject to option.

(n)
Includes 7,000 shares subject to option.

(o)
Includes 13,501 shares subject to option.

(p)
Includes 11,001 shares subject to option.

(q)
Includes 662,739 shares subject to option.

(r)
Includes 5,112,876 shares subject to option.

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Northern Trust Corporation 50 S. LaSalle Street Chicago, IL 60675	40,860,704(a)	6.0%
Common	Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	44,590,427(b)	6.5%

(a)
As of December 31, 2004. Held by Northern Trust Corporation together with certain subsidiaries (collectively "Northern"). Of such shares, Northern held 4,771,682 with sole voting power; 35,696,518 with shared voting power; 9,595,841 with sole investment power; and 186,871 with shared investment power. 30,757,533 of such shares were held by The Northern Trust Company as trustee on behalf of participants in Allstate's profit sharing plan. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(b)
As of December 31, 2004 based on Form 13G, filed by Barclays Global Investors on February 14, 2005. Of such shares, Barclays held 39,204,683 with sole voting power and 44,590,427 shares with sole investment power.

Audit Committee Report

        Deloitte & Touche LLP was Allstate's independent public accountant for the year ended December 31, 2004.

        The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2004.

        The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement of Auditing Standards No. 61, (Codification of Statements on Auditing Standards, AU §380).

        The Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP its independence.

        Based on these reviews and discussions and other information considered by the Audit Committee in its judgment, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Allstate's annual report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission and furnished to stockholders with this Notice of Annual Meeting and Proxy Statement.

James G. Andress (Chairman)
F. Duane Ackerman Jack M. Greenberg Ronald T. LeMay	J. Christopher Reyes Joshua I. Smith Judith A. Sprieser
Mary Alice Taylor

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Allstate's executive officers, directors and persons who beneficially own more than ten percent of Allstate's common stock to file reports of securities ownership and changes in such ownership with the SEC.

        Based solely upon a review of copies of such reports or written representations that all such reports were timely filed, Allstate believes that each of its executive officers, directors and greater than ten-percent beneficial owners complied with all Section 16(a) filing requirements applicable to them during 2004.

Certain Transactions

        The Northern Trust Company maintains banking relationships, including credit lines, with Allstate and some of its subsidiaries, in addition to performing services for the profit sharing plan. Northern Trust was paid $761,207 in 2004 for cash management activities, trustee, custodian, credit lines and other services. Richard Pike, the son of Robert W. Pike, Vice President and Secretary, is employed in the Company's law department as an attorney and receives annual salary and bonus compensation in excess of $60,000 but not in excess of the maximum salary and bonus of $193,000 that may be earned under the Company's standard employee compensation salary band for an Associate Counsel.

Other Matters

        If you use the telephone, the Internet or the proxy card/voting instruction form to allow your shares to be represented at the annual meeting, or at any adjournment thereof, the proxies may vote your shares in accordance with their best judgment on any other matters properly presented. Other than the matters referred to in this proxy statement, Allstate knows of no other matters to be brought before the meeting.

Stockholder Proposals for Year 2006 Annual Meeting

        Proposals which stockholders intend to be included in Allstate's proxy material for presentation at the annual meeting of stockholders in the year 2006 must be received by the Secretary of Allstate, Robert W. Pike, The Allstate Corporation, 2775 Sanders Road, Suite F-8, Northbrook, Illinois 60062-6127 by November 25, 2005, and must otherwise comply with rules promulgated by the Securities and Exchange Commission in order to be eligible for inclusion in the proxy material for the 2006 annual meeting.

        If a stockholder desires to bring a matter before the meeting which is not the subject of a proposal meeting the SEC proxy rule requirements for inclusion in the proxy statement, the stockholder must follow procedures outlined in Allstate's bylaws in order to personally present the proposal at the meeting. A copy of these procedures is available upon request from the Secretary of Allstate or can be accessed on Allstate's website allstate.com. One of the procedural requirements in the bylaws is timely notice in writing of the business the stockholder proposes to bring before the meeting. Notice of business proposed to be brought before the 2006 annual meeting must be received by the Secretary of Allstate no earlier than January 17, 2006 and no later than February 16, 2006. The notice must describe the business proposed to be brought before the meeting, the reasons for conducting the business at the meeting, any material interest of the stockholder in the business, the stockholder's name and address and the number of shares of Allstate stock beneficially owned by the stockholder. It should be noted that these bylaw procedures govern proper submission of business to be put before a stockholder vote at the annual meeting.

Proxy Solicitation

        Officers and other employees of Allstate and its subsidiaries may solicit proxies by mail, personal interview, telephone, telex, facsimile, or electronic means. None of these individuals will receive special compensation for these services, which will be performed in addition to their regular duties, and some of them may not necessarily solicit proxies. Allstate has also made arrangements with brokerage firms, banks, record holders and other fiduciaries to forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares. Allstate will reimburse them for reasonable out-of-pocket expenses. Georgeson Shareholder Communications, Inc., 17 State Street, New York, NY 10004 will assist in the distribution of proxy solicitation materials, for a fee estimated at $14,000 plus expenses. Allstate will pay the cost of all proxy solicitation.

By order of the Board,

Robert W. Pike Secretary
Dated: March 25, 2005

Appendix A

POLICY REGARDING PRE-APPROVAL OF INDEPENDENT AUDITORS' SERVICES

Purpose and Applicability

        The Audit Committee recognizes the importance of maintaining the independent and objective stance of our Independent Auditors. We believe that maintaining independence, both in fact and in appearance, is a shared responsibility involving management, the Audit Committee and the Independent Auditors.

        The Committee recognizes that the Independent Auditors possess a unique knowledge of the Company (which includes consolidated subsidiaries), and can provide necessary and valuable services to the Company in addition to the annual audit. The provision of these services is subject to three basic principles of auditor independence: (i) auditors cannot function in the role of management, (ii) auditors cannot audit their own work and (iii) auditors cannot serve in an advocacy role for their client. Consequently, this policy sets forth guidelines and procedures to be followed by this Committee when retaining the Independent Auditors to perform audit and permitted non-audit services.

Policy Statement

        All services provided by the Independent Auditors, both audit and permitted non-audit, must be pre-approved by the Audit Committee or a Designated Member of the Committee ("Designated Member") referred to below. The Audit Committee will not approve the engagement of the Independent Auditors to provide any of the Prohibited Services listed in the attached appendix.

Procedures

        Following approval by the Audit Committee of the engagement of the Independent Auditors to provide audit services for the upcoming fiscal year, the Independent Auditors will submit to the Committee for approval schedules detailing all of the specific audit, audit related and other permitted non-audit services (collectively "permitted services") proposed, together with estimated fees for such services that are known as of that date. The types of services that the Audit Committee may consider are listed in the attached appendix. Each specific service proposed will require approval by the Committee or as provided below, the Designated Member.

        The pre-approval of permitted services may be given at any time before commencement of the specified service. With respect to permitted non-audit services, Company management may submit to the Committee or the Designated Member for consideration and approval schedules of such services that management recommends be provided by the Independent Auditors. In such case, the Independent Auditors will confirm to the Committee, or the Designated Member, that each such proposed service is permissible under applicable regulatory requirements.

Designated Member

        The Audit Committee may delegate to one or more designated member(s) of the Audit Committee ("Designated Member"), who is independent as defined under the applicable New York Stock Exchange listing standards, the authority to grant pre-approvals of permitted services to be provided by the Independent Auditors. The Chair of the Audit Committee shall serve as its Designated Member. The decisions of the Designated Member to pre-approve a permitted service shall be reported to the Audit Committee at each of its regularly scheduled meetings.

Review of Services

        At each regularly scheduled Audit Committee meeting, the Audit Committee shall review a report summarizing any newly pre-approved permitted services and estimated fees since its last regularly scheduled meeting, together with (i) the permitted non-audit services, including fees, actually provided by the Independent Auditors, if any, since the Committee's last regularly scheduled meeting and (ii) an updated projection for the current fiscal year, presented in a manner consistent with the proxy disclosure requirements, of the estimated annual fees to be paid to the Independent Auditors.

A-1

Appendix

Permitted Audit and Audit Related Services:

  1.
  Audits of the Company's financial statements required by SEC rules, lenders, statutory requirements, regulators and others.

  2.
  Consents, comfort letters, reviews of registration statements and similar services that incorporate or include the audited financial statements of the Company.

  3.
  Audits of employee benefit plans.

  4.
  Accounting consultations and support related to generally accepted accounting principles.

  5.
  Tax compliance and related support for any tax returns filed by the Company, and returns filed by any executive or expatriate under a company-sponsored program.

  6.
  Tax consultation and support related to planning.

  7.
  Regulatory exam related services.

  8.
  Internal control consulting services.

  9.
  Merger and acquisition due diligence services.

  10.
  Other audit related services.

Other Permitted Services:

  1.
  Information technology services and consulting unrelated to the Company's financial statements or accounting records.

  2.
  Integration consulting services.

  3.
  Review of third party specialist work related to appraisal and/or valuation services.

  4.
  Actuarial consulting services that would not be subject to audit procedures during an audit of the Company's financial statements.

  5.
  Employee benefit consulting services that are not the functional equivalent of management or employee services.

  6.
  Training unrelated to the Company's financial statements or other areas subject to audit procedures during an audit of the Company's financial statements.

Prohibited Services: (unless such services may be provided under future SEC rules)

  1.
  Bookkeeping or other services related to the Company's accounting records or financial statements.

  2.
  Appraisal or valuation services or fairness opinions.

  3.
  Management functions or human resources.

  4.
  Broker-dealer, investment adviser, or investment banking services.

  5.
  Legal services.

  6.
  Internal audit outsourcing.

  7.
  Financial information systems design and implementation.

  8.
  Actuarial—audit-related.

  9.
  Expert services, unrelated to an audit of the Company's financial statements, in connection with legal, administrative, or regulatory proceedings or in an advocate capacity.

  10.
  Services determined impermissible by the Public Company Accounting Oversight Board.

A-2

Appendix B

Executive Officers

        The following table sets forth the names of our executive officers, their current ages and their positions. "AIC" refers to Allstate Insurance Company.

Name and Age	Principal Positions and Offices Held
Edward M. Liddy (59)	Chairman, President and Chief Executive Officer of The Allstate Corporation and AIC. Mr. Liddy is also a director of The Allstate Corporation.
Catherine S. Brune (51)	Senior Vice President and Chief Technology Officer of AIC.
Joan M. Crockett (54)	Senior Vice President of AIC (Human Resources).
Danny L. Hale (60)	Vice President and Chief Financial Officer of The Allstate Corporation and Senior Vice President and Chief Financial Officer of AIC.
Michael J. McCabe (59)	Vice President and General Counsel of The Allstate Corporation and Senior Vice President, General Counsel and Assistant Secretary of AIC (Chief Legal Officer).
Ronald D. McNeil (52)	Senior Vice President of AIC (Allstate Protection Product Distribution).
Robert W. Pike (63)	Vice President and Secretary of The Allstate Corporation and Executive Vice President and Secretary of AIC.
Samuel H. Pilch (58)	Controller of The Allstate Corporation and Group Vice President and Controller of AIC.
George E. Ruebenson (56)	Senior Vice President of AIC (Claims)
Eric A. Simonson (59)	Senior Vice President and Chief Investment Officer of AIC and President of Allstate Investments, LLC.
Casey J. Sylla (61)	Senior Vice President of AIC (President, Allstate Financial).
Joseph V. Tripodi (49)	Senior Vice President and Chief Marketing Officer of AIC
Thomas J. Wilson (47)	Senior Vice President of AIC (President, Allstate Protection).

B-1

Your in good hands. THE ALLSTATE CORPORATION ATTN: SHAREHOLDER SERVICES 3075 SANDERS ROAD, SUITE G2H NORTHBROOK, IL 60062-0158	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 P.M. Eastern Time on May 16, 2005.* Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

 VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 5:00 P.M. Eastern Time on May 16, 2005.* Have your voting instruction card in hand when you call and then follow the instructions.

 VOTE BY MAIL
Mark, sign, and date your voting instruction form and return it in the postage-paid envelope we have provided or return it to The Allstate Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

 *The Savings and Profit Sharing Fund of Allstate Employees
With respect to any shares represented by this Proxy Card/Voting Instruction Form held in The Savings and Profit Sharing Fund of Allstate Employees, your voting instructions must be received no later than 5:00 P.M. Eastern Time on May 10, 2005. We cannot give assurance that voting instructions received later than 5:00 P.M., Eastern Time on May 10, 2005 will be honored.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

ALLST1                             KEEP THIS PORTION FOR YOUR RECORDS
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD/VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED.

THE ALLSTATE CORPORATION
The Board Recommends a Vote "FOR" all Nominees for Director.
1.	Election of Directors
			For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
	Nominees: (01) F. Duane Ackerman (02) James G. Andress (03) Edward A. Brennan (04) W. James Farrell (05) Jack M. Greenberg (06) Ronald T. LeMay	(07) Edward M. Liddy (08) J. Christopher Reyes (09) H. John Riley, Jr. (10) Joshua I. Smith (11) Judith A. Sprieser (12) Mary Alice Taylor

The Board recommends a vote "FOR" Item 2. 2. Appointment of Deloitte & Touche LLP as independent auditors for 2005.	For ☐	Against ☐	Abstain ☐	The Board recommends a vote "AGAINST" Item 3. 3. Provide cumulative voting for Board of Directors.	For ☐	Against ☐	Abstain ☐

Please mark, sign and date this Proxy Card/Voting Instruction Form in accordance with the instructions herein, and return it to the tabulation agent in the enclosed envelope or submit your voting instructions via the telephone or the Internet.

The undersigned acknowledges receipt of The Allstate Corporation's Notice of 2005 Annual Meeting and Proxy Statement dated March 25, 2005 and 2004 Annual Report. The undersigned hereby revokes any instructions previously given to vote the shares represented by this Proxy Card/ Voting Instruction Form.

HOUSEHOLDING ELECTION—Please indicate if you consent to receive certain future investor communications in a single package per household	Yes ☐	No ☐

Signature [PLEASE SIGN WITHIN BOX] Date			Signature (Joint Owners) Date

With respect to any shares represented by this Proxy Card/Voting Instruction Form which are votable and held on behalf of the undersigned in The Savings and Profit Sharing Fund of Allstate Employees (the "Plan"), the undersigned directs The Northern Trust Company as Trustee of the Plan to vote all such shares on the matters shown, and in the manner directed on the reverse hereof, unless to do so would be inconsistent with the Trustee's duties. If you wish to vote the Allstate shares allocated to your Plan account, you cannot do so in person. You must use this Proxy Card/Voting Instruction Form or submit your voting instructions via the telephone or Internet. If you do not return your signed Proxy Card/Voting Instruction Form or provide telephonic or Internet voting instructions on a timely basis for the shares allocated to your Plan account, those shares will be considered "unvoted." If you return a signed Proxy Card/Voting Instruction Form but do not indicate how the shares should be voted on a matter, the shares represented by your signed Proxy Card/Voting Instruction Form will be voted by the Trustee as the Board of Directors recommends. The Trustee will vote all unvoted and all unallocated shares held by the Plan as follows: if the Trustee receives instructions on a timely basis for at least 50% of the votable allocated shares in the Plan, then it will vote all unvoted shares and unallocated shares in the same proportion and in the same manner as the shares for which timely instructions have been received, unless to do so would be inconsistent with the Trustee's duties. If the Trustee receives instructions for less than 50% of the votable shares, the Trustee shall vote all unvoted and unallocated shares in its sole discretion. However, the Trustee will not use its discretionary authority to vote on adjournment of the meeting in order to solicit further proxies.

The Allstate Corporation
Proxy Card/Voting Instruction Form Solicited on Behalf of the Board of Directors

Except as described in the above paragraph, the undersigned hereby authorizes James G. Andress, Edward A. Brennan, W. James Farrell, J. Christopher Reyes, H. John Riley, Jr., Joshua I. Smith and Judith A. Sprieser to vote all shares of common stock of The Allstate Corporation that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held on May 17, 2005 and at any adjournments thereof. The authority conferred by this Proxy Card/Voting Instruction Form shall be exercised by a majority of these persons present and acting at the meeting or, if only one of them is present, by that person. Each such person has the authority to designate a substitute to act for him. These persons are authorized to vote such shares on the matters shown, and in the manner directed, on the reverse hereof and in their discretion on any other matters that may properly come before the meeting.

Allstate and the Trustee have instructed the tabulation agent to keep your voting instructions strictly confidential.

QuickLinks

Notice of 2005 Annual Meeting and Proxy Statement
Proxy and Voting Information
Annual Report and Proxy Statement Delivery
Corporate Governance Practices
Item 1 Election of Directors
Item 2 Ratification of Appointment of Independent Public Accountants
Item 3 Stockholder Proposal on Cumulative Voting
Executive Compensation
Summary Compensation Table
  Option/SAR Grants in 2004
  Option Exercises in 2004 and Option Values on December 31, 2004
  Long-Term Incentive Plan Awards in 2004
  Pension Plans
Stock Performance Graphs
Cumulative Total Stockholder Return For $100 Initial Investment Made on December 31, 1999 Allstate v. Published Indices
Cumulative Total Stockholder Return for $100 Initial Investment Made as of December 31, 1999, 2000, 2001, 2002 or 2003 Allstate v. Published Indices
Security Ownership of Directors and Executive Officers
Security Ownership of Certain Beneficial Owners
Audit Committee Report
Section 16(a) Beneficial Ownership Reporting Compliance
Certain Transactions
Other Matters
Stockholder Proposals for Year 2006 Annual Meeting
Proxy Solicitation
Appendix A
POLICY REGARDING PRE-APPROVAL OF INDEPENDENT AUDITORS' SERVICES
Appendix
Appendix B